EXHIBIT 2.4

                              CERTIFICATE OF MERGER
                                       OF
                            PIP ACQUISITION II, INC.
                                  WITH AND INTO
                                  OS MXM, INC.

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     Does  Hereby  Certify:

       That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

           NAME                   STATE OF INCORPORATION

PIP Acquisition II, Inc.          Delaware
--------------------------------------------------------------------------------
OS MXM, Inc.                      Delaware
--------------------------------------------------------------------------------

       That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

       That  the name of the surviving corporation of the merger is OS MXM, Inc.

       That the certificate of incorporation of OS MXM, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

       That the directors of PIP Acquisition II, Inc., immediately prior to the effective time of the merger, shall be the directors of the surviving corporation.

      That the officers of PIP Acquisition II, Inc., immediately prior to the effective time of the merger, shall be the officers of the surviving corporation.

       That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 210 South Fourth Avenue, Phoenix, Arizona 85003.

      That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.


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     In Witness Whereof, OS MXM, Inc. has caused the Certificate to be signed by its  authorized  officer,  this  9th  day  of  October,  2003.

                              OS  MXM,  Inc.

                              BY:    /s/  Jehu  Hand
                                     ---------------
                              NAME:  Jehu  Hand
                                     ----------
                              TITLE: President and Chief Executive Officer
                                     -------------------------------------


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